For Immediate Release
April 21, 2004

For additional information:
Contact Greg A. Steffens
President
(573) 785-1421

SOUTHERN MISSOURI BANCORP, INC. ANNOUNCES
NEW STOCK REPURCHASE PROGRAM

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. ("Southern Missouri") (NASDAQ:SMBC) parent company of Southern Missouri Bank & Trust Co. announced its intention to repurchase an additional 115,000 shares of its own common stock, or approximately 5% of its 2.3 million outstanding common shares. The shares will be purchased at prevailing market prices in the open market or in privately negotiated transactions over the next twelve months, subject to availability and general market conditions. Repurchased shares will be held as treasury shares to be used for general corporate purposes.

The Company, through its banking subsidiary, provides a wide array of financial services to Southeastern Missouri through its main office located in Poplar Bluff and six other full-service facilities located in Poplar Bluff, Dexter, Qulin, Kennett, Doniphan and Van Buren, Missouri.